As filed with the Securities and Exchange Commission on January 29, 1998
                                             Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                           ---------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           VARI-L COMPANY, INC.
          (Exact name of registrant as specified in its charter)

           Colorado                          06-0678347
   (State of incorporation)           (I.R.S. Employer ID No.)

4895 Peoria St., Denver, Colorado               80239
(Address of Principal Executive Offices)     (Zip Code)

                           VARI-L COMPANY, INC.
          TANDEM STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                         (Full Title of the Plan)

                              Joseph H. Kiser
                           Vari-L Company, Inc.
                              4895 Peoria St.
                             Denver, CO 80239
                  (Name and address of agent for service)

                              (303) 371-1560
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

  Title of       Amount  Proposed maximum  Proposed maximum Amount of
securities to    to be       offering         aggregate    registration
be registered  registeredprice per share    offering price    fee


Common Stock
$0.01 Par Value(1) 1,518,750  $8.50          $12,909,375    $3,808.27


(1) The price is set forth solely for the purposes of calculating the fee and is based on the last price reported to the National Association of Securities Dealers Automated Quotation System on January 26, 1998.

THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY VARI-L COMPANY, INC. ON JANUARY 19, 1995, FILE NUMBER 33-88666, ARE INCORPORATED HEREIN BY REFERENCE.

                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 26th day of January, 1998.

                                 VARI-L COMPANY, INC.


                                 By:/s/David G. Sherman
                                 David G. Sherman, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                TITLE                         DATE

                                President,
/s/David G. Sherman      Chief Executive Officer,        January 26,1998
David G. Sherman      (Principal Executive Officer)
                      (Principal Financial Officer)
                               and Director


                          Chairman of the Board,
/s/Joseph H. Kiser       Chief Scientific Officer        January 26, 1998
  Joseph H. Kiser                                          and Director



                            Vice President of
/s/Jon L. Clark                  Finance                 January 26, 1998
Jon L. Clark          (Principal Accounting Officer)


/s/Sarah L. Booher               Director                January 26, 1998
Sarah L. Booher


/s/David A. Lisowski             Director                January 26, 1998
David A. Lisowski


/s/Anthony B. Petrelli           Director                January 26, 1998
Anthony B. Petrelli

                               EXHIBIT INDEX


No.   Description                            Method of Filing
---   -----------                            ----------------

4.1   Amended and Restated Tandem
      Stock Option and Appreciation
      Rights Plan effective as of
      January 24, 1997                       Filed herewith electronically

5.1   Opinion of Gorsuch Kirgis LLP
      regarding legality of shares
      being issued                            Filed herewith
                                              electronically

23.1  Consent of Haugen, Springer & Co.      Filed herewith electronically